SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant (X)
                 Filed by a Party other than the Registrant ( )

                           Check the appropriate box:

                  |_|   Preliminary Proxy Statement
                  |_|   Confidential, for Use of the Commission Only (as
                        permitted by Rule 14a-6(e)(2))
                  |_|   Definitive Proxy Statement
                  |X|   Definitive Additional Materials
                  |_|   Soliciting Material Pursuant to Section 240.14a-11(c) or
                        Section 240.14a-12

                              DIOMED HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      4)    Date Filed:
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                      [Letterhead of Diomed Holdings, Inc.]

                                                              September 12, 2006

Dear Stockholder:

                                    YOUR VOTE IS IMPORTANT!

By now you should have received the proxy statement that we recently distributed to our stockholders in connection with the important upcoming Special Meeting of Stockholders of Diomed Holdings, Inc., (the "Company") to be held on September 27, 2006. Your vote is important regardless of how many or few shares you own. Please vote TODAY if you have not yet voted.

As stated in our proxy statement, the Company requires working capital to operate our business and protect our intellectual property. To obtain $10,010,000 of capital, we have entered into agreements for a proposed financing (the "Financing Transaction"). You are being asked to vote on a proposal that approves the Financing Transaction and a second proposal that will provide us with the authorized share capital to complete the Financing Transaction.

If stockholders do not approve Proposal 1 and Proposal 2, we will not be able to complete the Financing Transaction. We are not likely to have sufficient funds to operate and protect our intellectual property and this may affect the value of your shares. Management also expects that the completion of the Financing Transaction will enable the Company to regain compliance with the continued listing criteria of the AMEX and therefore enable the common stock to continue to be listed for trading on the AMEX. If the common stock ceases to be listed on the AMEX (or another trading market), then it is likely to be more difficult for stockholders to liquidate their investment in the Company.

Please refer to the proxy statement for detailed information regarding the proposals to be voted on by stockholders at the Special Meeting. For your ease of reference, the proxy statement can be viewed in the Investor Section of our website, www.diomedinc.com, under SEC Filings.

Once again, your vote is very important. If you have not yet voted, please vote TODAY by telephone, by Internet, or by signing and returning the enclosed voting form in the postage-paid envelope provided.

If you have any questions, or require assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, at 1.888.750.5834.

Thank you for your continued support.

Sincerely,

/s/ David B. Swank

David B. Swank
Secretary